Exhibit 10.1

CONSULTING AGREEMENT

This AGREEMENT entered into with effect as January 1, 2015, by and between Z Trim Holdings, Inc., an Illinois Corporation, (hereafter referred to as "Client"), and Jeffery Consulting Group, LLC, an Illinois Corporation (hereafter referred to as "Consultant").

WHEREAS Client is a bio-technology company that has proprietary processes and products including, but not limited to, a number of multi-functional ingredients for uses in food and industrial applications;

WHEREAS Consultant has an extensive background in operations and technical sales and marketing; and

WHEREAS Client is desirous of availing itself of the expertise and experience of Consultant and Consultant is desirous and willing to provide its experience and expertise to Client:

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, IT IS AGREED BY AND BETWEEN CLIENT AND CONSULTANT AS FOLLOWS:

I. PURPOSE OF REPRESENTATION

1.01         The Client hereby retains Consultant to assist with:

1.01.1    Operational improvements including manufacturing processes;

1.01.2    Providing strategic and tactical advice with respect to Client’s sales and marketing initiatives;

1.01.3    Investigating strategic sales opportunities;

1.01.4    Raising awareness regarding Client’s products in relevant commercial, sectors;

1.01.5    Participating in joint calls, meetings or industry events in the interest of advancing these objectives; and

1.01.6    Providing such other assistance to Client as may be mutually agreed.

1.02         It is expressly understood by the parties that this is a consulting agreement and not an employee-employer agreement. Furthermore, Consultant expressly declines any and all fringe benefits offered to employees of Client, including but not limited to health insurance benefits, paid vacation, life insurance, and any other employee benefits. Consultant will take direction from the Client’s Chief Executive Officer.

II. CONSULTANT’S FEES

2.01         In consideration of the services rendered and to be rendered to Client by Consultant, Client does hereby agree to pay Consultant a standard stock option to purchase a total of 1,250,000 shares of Client’s Common Stock, which vests:

a.           500,000 shares upon the mutual execution of this Agreement;

b.           250,000 shares upon the three month anniversary of this Agreement;

c.           250,000 shares upon the six month anniversary of this Agreement; and

d.           250,000 shares upon the nine month anniversary of this Agreement.

The strike price of the options shall be set at $0.35 per share.

2.02       In consideration of the services rendered and to be rendered to Client by Consultant, Client does hereby agree to pay Consultant $5,000 per month in cash. This cash balance will be accrued until Client has raised $3 million of additional capital after the signing of this Agreement. Thereafter, Client will be paid all past arrearages and will be paid the monthly fee monthly when due prospectively.

III. EXPENSES

3.01       Client will reimburse Consultant for all reasonable actual expenses incurred by Consultant upon submission by Consultant of appropriate documentation of the expenses incurred.

IV. TERM AND MUTUAL RIGHT TO TERMINATE

4.01         This agreement shall become effective on the date set forth below and shall be renewable annually for a period no longer than 3 years from the date of execution of this Agreement.

4.02         This Agreement may be terminated without cause by either party upon not less than thirty (30) days prior written notice by either party to the other. Any options not yet vested before a termination shall be cancelled.

V. ILLINOIS LAW TO APPLY

5.01         This Agreement shall be construed under and in accordance with the laws of the State of Illinois, and any litigation initiated based on the terms or any alleged breach of the terms of this Agreement shall be commenced in the State or federal courts situated in Lake County, Illinois.

VI. LEGAL CONSTRUCTION; AMENDMENT

6.01         In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions thereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

6.02         This Agreement may be modified or amended if the amendment is made in writing and signed by both parties.

IX. PRIOR AGREEMENTS SUPERSEDED

7.01         This Agreement supersedes any prior understandings or written or oral agreement between the parties respecting the within subject matter, except for any Non-Disclosure Agreement that has been executed by the parties, which shall remain in full force and effect.

Signed this 16 day of April, 2015.

Z TRIM HOLDINGS, INC.,

By: Edward Smith

Title: CEO

JEFFERY CONSULTING GROUP, LLC

By: Dan P Jeffery

Title: President